EXHIBIT 99(A)(6)

        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                               SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give The Payer.-- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

=========================================================================================================
For this account:                                      Give the social security number of --
---------------------------------------------------------------------------------------------------------
  1. An individual's account                           The individual

  2. Two or more individuals (joint account)           The actual owner of the account or, if
                                                       combined funds, the first individual on
                                                       the account(1)

  3. Husband and wife (joint account)                  The actual owner of the account or, if
                                                       combined funds, the first individual on
                                                       the account(1)



  4. Custodian account of a minor (Uniform             The minor(2)
     Gift to Minors Act)

  5. Adult and minor (joint account)                   The adult, or, if the minor is the only
                                                       contributor, the minor(1)

  6. Account in the name of guardian or                The ward, minor, or incompetent person(3)
     committee for a designated
     ward, minor or incompetent person

  7. a. The usual revocable savings trust account      a. The grantor-trustee(1)
        (grantor is also trustee)

     b. So-called trust account that is not a legal    b. The actual owner(1)
        or valid trust under State law

  8. Sole proprietorship account                       The owner(4)

  9. A valid trust, estate, or pension trust           The legal entity (Do not furnish the identifying
                                                       number of the personal representative or trustee
                                                       unless the legal entity itself is not designated
                                                       in the account title.)(5)

 10. Corporate account                                 The corporation

 11. Religious, charitable, or educational             The organization
     organization account

 12. Partnership account held in the name              The partnership
     of the business

 13. Association, club or other tax-exempt             The organization
     organization

=========================================================================================================
For this type of account:                              Give the employer identification
                                                       number of --
---------------------------------------------------------------------------------------------------------
 14. A broker or registered nominee                    The broker or nominee

15. Account with the Department of                     The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or prison)
    that received agricultural program payment

=========================================================================================================

(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)   Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees and Payments Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all payments include the following (section references are to the internal revenue code):

o     A corporation.

o     A financial institution.

o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

o     The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

o     An international organization or any agency, or instrumentality thereof.

o A registered dealer in securities or commodities registered in the U.S. or possession of the U.S.

o     A real estate investment trust.

o     A common trust fund operated by a bank under section 584(a).

o     An exempt  charitable  remainder trust, or a non-exempt trust described in section 4947(a)(1).

o An entity registered at all times under the Investment Company Act of 1940.

o     A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o     Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o     Payments made by certain foreign organizations.

o     Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

o     Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o     Payments described in section 6049(b)(5) to nonresident aliens.

o     Payments on tax-free government bonds under section 1451.

o     Payments made by certain foreign organizations.

o     Payments made to a nominee.

Exempt payees described above should file the substitute form w-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041a(a), 6042, 6044, 6045, 6049, 6050a and 6050n, and the regulations under those sections.

Privacy Act Notice -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure is strong evidence of negligence. If negligence is shown, you will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure.

(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4)  Criminal   Penalty  for   Falsifying   Information.--Willfully   falsifying
certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE.